Exhibit 23(ii)-b
                        Consent of Howard B. Butler, Jr.

I, Howard B. Butler, Jr. hereby consent to the filing of my Legal Opinion relating to the Stock Purchase Agreement dated June 30, 2000 between MediQuik Services, Inc. and MiraQuest Ventures, LLC and related transactions to be filed with the SEC in conjunction with the Form 8K filing.

                                        Signed: /s/ Howard B. Butler, Jr.
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                                        Date:  9/18/00
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